EXHIBIT 16.1

February 20, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Staffing 360 Solutions, Inc.

File Ref. # 333-169152

We have read the statements of Staffing 360 Solutions, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 20, 2013 and agree with such statements as they pertain to our firm.

Sincerely,

/s/M&K CPAS, PLLC